UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IndexIQ ETF Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

INDEXIQ ETF TRUST

IQ Hedge Market Neutral Tracker ETF	IQ Global Agribusiness Small Cap ETF
IQ Australia Small Cap ETF	IQ Global Oil Small Cap ETF
IQ Canada Small Cap ETF	IQ U.S. Real Estate Small Cap ETF

(your Fund is identified on your proxy card{s})

Dear Shareholder:

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Special Meeting of Shareholders, which was originally scheduled for March 16, 2015, and to notify you that the Special Meeting has been adjourned to April 6, 2015. Our records indicate that we have not received your vote on the important proposals affecting your Fund. If you have already voted, we thank you for your vote. If you have not already voted, we urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Trust’s Board recommends that shareholders vote “FOR” all the proposals as detailed in your Proxy Statement. If you haven’t received or cannot find the proxy materials, a copy of the materials is available by calling the toll free number shown below.

1-800-714-2193

You may not think your vote is important, but your participation is critical to hold the Meeting. Your vote will be greatly appreciated.

Your vote is urgently needed! Please vote now to be sure your vote is received in time for the Fund’s Special Meeting of Shareholders, which will reconvene on April 6, 2015.

Voting takes only a few minutes. Thank you for your participation in this important matter.

The Fund has made it very easy for you to vote. Choose one of the following methods:

•    Speak to a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 9am-10pm, Sat 10am-6pm ET)

•    Log on to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.

•    Call the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.

•    Mail Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.